Exhibit 15.1

Acknowledgement of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Board of Directors

Lockheed Martin Corporation

We are aware of the incorporation by reference in Pre-Effective Amendment No. 3 to the Registration Statement (Form S-4) and related Prospectus of Lockheed Martin Corporation for the registration of debt securities of our report dated April 27, 2011 relating to the unaudited condensed consolidated interim financial statements of Lockheed Martin Corporation that is included in its Form 10-Q for the quarter ended March 27, 2011.

/s/ Ernst & Young LLP

McLean, Virginia

June 23, 2011